Exhibit 3.2 Articles of Amendment to the Articles of Incorporation


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


               Date of earliest event reported: September 20, 2001


                          Stockgroup.Com Holdings, Inc.
             (Exact name of registrant as specified in its charter)


         Colorado                   000-23687                 84-1379282
 (State of Incorporation)   (Commission File Number)   (IRS Identification No.)


      500-750 W. Pender Street, Vancouver, British Columbia, Canada V6C 2T7
               (Address of principal executive offices)(Zip Code)


                                 (604) 331-0995
              (Registrant's telephone number, including area code)


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

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS

Name Change

Effective September 20, 2001, the corporation's name was changed from Stockgroup.com Holdings, Inc. to Stockgroup Information Systems Inc. (the "Corporation"). The change in name was effected in accordance with the relevant provisions of the Colorado Business Corporation Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Stockgroup Information Systems Inc.
                                             (Registrant)

Dated: October 11, 2001               By: /s/ Lindsay Moyle
                                          --------------------------------------
                                          Lindsay Moyle, Chief Financial Officer


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